Exhibit 99.2

FOR IMMEDIATE RELEASE

Date:	May 26, 2020
Contact:	Anne-Marie Wright, Vice President, Corporate Communications
Phone:	(801) 208‑4167 e-mail: awright@merit.com Fax: (801) 253‑1688

MERIT MEDICAL ANNOUNCES AGREEMENT WITH STARBOARD

Nominates Three Medical Device Industry Veterans – Lonny Carpenter, David Floyd

and James Hogan – for Election to the Board of Directors

Announces Formation of Operating Committee to Review Margin Improvement Initiatives and Establish Targets

SOUTH JORDAN, UTAH – Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced that it has reached an agreement with Starboard Value LP and its affiliates (“Starboard”), an investment firm which owns approximately 8.7% of Merit’s outstanding common stock, pursuant to which the Company has nominated three new independent directors —Lonny Carpenter, David Floyd and James T. Hogan—for election to the Merit Board of Directors at the Company’s upcoming 2020 Annual Meeting of Shareholders, scheduled to be held on June 22, 2020.

In connection with the new director nominations, Merit also announced that Nolan E. Karras, David M. Liu, M.D. and Lynne N. Ward will not stand for re-election at the 2020 Annual Meeting and Franklin Miller, M.D. will resign from the Board not later than immediately following the 2020 Annual Meeting. Merit’s Board intends to appoint Ms. Ward to fill the vacancy resulting from Dr. Miller’s resignation, which would place her in the class of directors standing for re-election at the 2021 Annual Meeting.  Kent W. Stanger, a founder of Merit, has previously announced that he will not stand for re-election at the 2020 Annual Meeting. Following the 2020 Annual Meeting, Merit’s Board will be comprised of nine directors, seven of whom will be independent. Merit’s Board intends to select a new Lead Independent Director following the 2020 Annual Meeting.

In addition, Merit’s Board will form a new Operating Committee, which will work with Merit’s management team to establish operating margin targets to be announced no later than the announcement of Merit’s third quarter 2020 financial results. Messrs. Carpenter, Floyd and Hogan and Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer, will serve as members of the Operating Committee with Mr. Carpenter serving as Chair.

“We are pleased to welcome Lonny, David and Jim, three medical device industry veterans, to the Board of Directors,” said Mr. Lampropoulos. “They each bring industry experience and perspectives that we believe will support our mission of enhancing shareholder value. The actions we have taken across the company are already yielding positive results, including increased efficiency and progress towards operating margin improvement, as part of our goal to become a leaner, more efficient growth company. I am excited to work together with the entire Merit team as we continue to build on our momentum.”

Mr. Lampropoulos continued, “On behalf of the entire Board, I thank Kent, Nolan, Frank and David for their distinguished service and many contributions to Merit. We appreciate their leadership in positioning the Company for continued success and wish them the very best.”

Jeff Smith, Chief Executive Officer of Starboard, said, “We appreciate the constructive dialogue we have had with Merit over the last several months. We believe that Merit is an outstanding company and I am confident the appointment of these new directors will bring additional insights and valuable expertise as Merit focuses on improving profitability and growth. We look forward to continuing to work closely with management and the Board as we pursue our common goal of enhancing shareholder value.”

Pursuant to the agreement, Starboard agreed to withdraw its director nominations previously submitted to the Company and support the Board’s full slate of directors at the 2020 Annual Meeting. Starboard also agreed to abide by customary standstill provisions and voting commitments. The complete agreement will be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) as an exhibit to the Current Report on Form 8-K.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Merit and Wells Fargo Securities, LLC and Perella Weinberg Partners are serving as Merit’s financial advisors. Olshan Frome Wolosky LLP is serving as legal counsel to Starboard.

About Lonny Carpenter

Mr. Carpenter served for almost thirty years in various roles at Stryker Corporation, including Group President of Global Quality & Operations and Europe/Canada/Latin America/Middle East/Africa Commercial Operations, Group President of Global Quality and Operations, Group President of Instruments and Medical, President of the Medical Division and served in multiple Vice President roles in Operations, Supply Chain, Project Management, and Acquisition Integrations. Prior to Stryker Corporation, Mr. Carpenter served in the United States Army where he rose to the rank of Captain, Army Aviation Helicopter Pilot, 101st Airborne Division.

Since May 2018, Mr. Carpenter has served on the Board of Directors of Novanta Inc. Mr. Carpenter also sits on the Board of two privately held companies, The Boler Company, since May 2019, and Orchid Orthopedics Solutions, since July 2019.

Mr. Carpenter received a Bachelor’s degree in Engineering from the United States Military Academy at West Point.

About David Floyd

Mr. Floyd has served on the board of directors of NN, Inc. since May 2016 and the board of Healthcare Outcomes Performance Company since April 2020. Mr. Floyd also serves as an external advisor to Bain & Company and GLG Institute, since March 2019 and August 2018, respectively.

Previously, Mr. Floyd served as a Group President of Stryker Corporation from November 2012 to June 2019. Prior to that, Mr. Floyd served in numerous senior leadership roles in several medical device companies, including as U.S. President and then Worldwide President of the DePuy Orthopaedics Division (now DePuy Synthes) at Johnson & Johnson. Mr. Floyd also served as General Manager and then President of the Spine Division at Abbott Laboratories, President and Chief Executive Officer of AxioMed Spine Corporation, and Vice President of U.S. Market and then President of Centerpulse Orthopedics Inc.

Previously, Mr. Floyd was a member of the board of two privately held companies, Apos Therapy Ltd. from 2012 to 2015 and AxioMed from 2004 to 2005. He also was a founding board member from 2009 to 2012 and first CEO from 2011 to 2012 of OrthoWorx, a business league supporting the orthopedic medical device manufacturing industry.

Mr. Floyd received his Bachelor’s degree from Grace College.

About James Hogan

From 2005 to 2016, Mr. Hogan served in various roles at Medtronic plc, including President of Latin America and Director of Gastroenterology and Urology for Western Europe. Prior to that, Mr. Hogan founded three medical device companies in the cardiology, urology and vascular fields.

Since 2019, Mr. Hogan has served as a director of ProLung, Inc.  Mr. Hogan also sits on the  Board of Xenocor, Inc., a privately-held company, a position he has held since 2019.  Additionally, he has served as a Consulting Partner to BioConnexus.

Mr. Hogan holds Bachelor’s degrees in Chemistry and Psychology, in addition to a Master’s degree in Business Administration, from the University of Minnesota.

About Merit

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 6,100 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward-Looking Statements

Statements contained in this release which are not purely historical, including, without limitation, statements regarding the preparations for and outcome of the 2020 Annual Meeting, actions which may be taken by Starboard and any response from Merit, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Merit’s Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on April 29, 2020 (the “Form 10-K/A”), and subsequent filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with the COVID-19 pandemic; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; actions of activist shareholders; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; increases in the prices of commodity components; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; uncertainties relating to the LIBOR calculation method and the expected discontinuation of LIBOR; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock;

modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the Form 10-K/A, and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

Important Additional Information and Where to Find It

Merit plans to file a proxy statement (the “2020 Proxy Statement”) with the SEC in connection with the solicitation of proxies for the 2020 Annual Meeting, together with a proxy card. SHAREHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MERIT FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents (including a proxy card) when filed by Merit with the SEC in connection with the 2020 Annual Meeting at the SEC’s website (http://www.sec.gov), at Merit’s website (http://www.merit.com/investors) or by contacting Innisfree M&A Incorporated by phone at (888) 750-5834, by email at info@innisfreema.com or by mail at 501 Madison Avenue, 20th Floor, New York, NY 10022.

Participants in the Solicitation

Merit, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Annual Meeting. Additional information regarding the identity of these potential participants, none of whom (other than Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer) owns in excess of one percent (1%) of Merit’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in the Form 10-K/A. To the extent holdings of Merit’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Form 10-K/A, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

Contacts

Anne-Marie Wright

Merit Medical Systems, Inc.

Phone: (801) 208-4167

Media:

Matthew Sherman / Tim Lynch / Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449

Investors:

Arthur Crozier / Larry Miller

Innisfree M&A Incorporated

Phone: (212) 750-5833

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